7



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 25, 2005

                            ------------------------


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



           Virginia                   000-23847                 54-1873994
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)      File Number)           Identification No.)

                            ------------------------

                               25020 Shore Parkway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
                            ------------------------


       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

  (c) Exhibits.
           99.1 Press Release issued by Shore Financial Corporation, dated January 25, 2005.


Item 12.    Results of Operations and Financial Condition.

         On January 25, 2005, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended December 31, 2004. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           SHORE FINANCIAL CORPORATION


                           By: /s/  Steven M. Belote
                              ------------------------------
                               Steven M. Belote
                               Vice President and Chief Financial Officer


January 25, 2005

FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, January 25, 2005

        Shore Financial Corporation Announces 17.4% Increase in Earnings

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly earnings were $602,700, or $0.29 per share, for the three months ended December 31, 2004, representing a 17.4% increase over earnings of $513,600, or $0.25 per share, for the same period of 2003. For the year ended December 31, 2004 earnings were $1.12 per diluted share or $2.35 million compared to $1.00 per diluted share on $2.06 million for the same period in 2003.

         The company's total assets at the end of the quarter were $237.7 million, representing a 20.9% increase since December 2003. Loan demand continued to be vibrant with total loans growing to $178.4 million, representing a 25.5% increase since year-end 2003. The bank's commercial loan portfolio experienced the largest percentage growth during the year with an increase of 41.3% since December 2003, while mortgage loans (including construction loans) also experienced double digit growth with an increase of 20.6%. Deposit balances finished the year at $192.7 million, representing a 21.3% increase since December 2003. Noninterest-bearing deposits represented the largest percentage growth at 28.7% since December 2003, while lower-costing interest-bearing transaction accounts increased 25.1% during the period. The resulting growth in loans and deposits and an improved net interest margin generated an increase in net interest income of 21.3% to $2.01 million for the quarter ended December 31, 2004 and 19.2% to $7.42 million for the year ended December 31, 2004, as compared to the same periods of 2003.

         Noninterest expense for the December 2004 quarter was $1.60 million, as compared to $1.29 million during the same period of 2003, while noninterest expense for the year ended December 31, 2004 was $5.56 million, as compared to $4.78 million during the 2003 period. The quarterly and year-end amounts reflect additional costs associated with opening a new facility that combined operations and corporate offices and with upgrading the company's computer systems which included new hardware, software, and additional security protection. These expenditures were incurred in order to accommodate and support continued asset growth. Increases in employee compensation and benefits expense, data processing costs and professional fees accounted for the remaining expense growth. The company also took steps to expand its ancillary service offerings by expanding its investment subsidiary, Shore Investments Inc., through the addition of a Certified Financial Planner in the company's Maryland market and by starting a mortgage banking division within the bank dedicated to originating and selling conforming fixed rate loan products. Even though these changes placed additional burdens on the company's expense structure, the company's efficiency ratio remained strong at 59.47% for the year ended December 31, 2004, compared to 59.67% for 2003.

         Scott C. Harvard, President and CEO stated, "We are particularly pleased to have increased earnings during the fourth quarter of 17.4% while making substantial investments in facilities, equipment, and people. Exceptionally strong loan demand in our markets has contributed to the growth in earnings and assets."

         Noninterest income for the December 2004 quarter, excluding gains on sales of investment securities, increased 14.4% to $452,500, while noninterest income (excluding investment gains) for the year ended December 2004 increased 9.5% to $1.77 million, as compared to $395,700 and $1.62 million for the 2003 quarterly and year-end periods, respectively. While additional deposit account fees generated from strong deposit growth represented the largest improvement in noninterest income during the year with an increase of 14.7%, improved commissions from Shore Investments and fees generated by the bank's mortgage banking division positively impacted noninterest income during the December 2004 quarter. Gains on sales of securities positively impacted 2004 and 2003 annual earnings by $102,200 and $183,200, respectively

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ National Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full service banking facilities, six ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and nondeposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-KSB report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.


Financial Highlights:

                                    Three Months Ended December 31,             Years Ended December 31,
                                 --------------------------------------  --------------------------------------
                                        2004                2003                2004                2003
                                 ------------------ -------------------  ------------------  ------------------

OPERATIONS:

Net Interest Income                      $2,013,600          $1,660,100          $7,422,300          $6,226,500

Noninterest Income                          507,200             395,700           1,921,900           1,889,200

Loan Loss Provision                         104,700              95,100             418,800             380,400

Noninterest Expense                       1,598,000           1,291,700           5,561,900           4,780,200

Income Tax Expense                          215,400             155,400           1,010,700             893,000

Net Income                                  602,700             513,600           2,352,800           2,062,100


RATIOS AND OTHER FINANCIAL DATA:

Total Shares Outstanding                  2,063,284           2,061,724           2,063,284           2,061,724

Weighted Avg Shares-Basic                 2,062,900           2,035,000           2,062,400           2,036,300

Weighted Avg Shares-Diluted               2,099,700           2,073,000           2,096,200           2,070,300

Basic Earnings Per Share                      $0.29               $0.25               $1.14               $1.01

Diluted Earnings Per Share                    $0.29               $0.25               $1.12               $1.00

Total Assets                            237,667,600         196,550,300         237,667,600         196,550,300

Gross Loans                             178,399,700         142,209,100         178,399,700         142,209,100

Deposits                                192,737,100         158,890,700         192,737,100         158,890,700

Total Equity                             21,938,100          20,201,200          21,938,100          20,201,200

Average Assets                          230,752,000         191,747,000         217,369,000         186,318,000

Average Equity                           21,808,000          20,146,000          21,369,000          19,379,000

Net Interest Margin                           3.80%               3.75%               3.72%               3.63%

Return on Average Assets                      1.04%               1.07%               1.08%               1.11%

Return on Average Equity                     11.05%              10.20%              11.01%              10.64%

Efficiency Ratio                             62.32%              61.14%              59.47%              59.67%


For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920 Onley, Virginia 23418
(757) 787-1335
lbadger@shorebank.com